EXHIBIT 99.1
Platform Specialty Products Corporation
Announces First Quarter of 2018 Financial Results

•	Net sales increased 12% on a reported basis to $964 million; increased 5% on an organic basis

•	GAAP diluted earnings per share of $0.13; adjusted earnings per share increased 31% to $0.21

•	Reported net income attributable to common stockholders of $37 million

•	Adjusted EBITDA increased 7% to $207 million

•	Reaffirming full year 2018 adjusted EBITDA guidance of $870 million to $900 million

•	Separation plan on track for 2018
West Palm Beach, Fla., May 3, 2018 -- Platform Specialty Products Corporation (NYSE: PAH) (“Platform” or the “Company”), a global and diversified specialty chemicals company, today announced its financial results for the first quarter ended March 31, 2018.
Executive Commentary
Chief Executive Officer Rakesh Sachdev said, “Our first quarter results demonstrated strong sales growth bolstered by healthy end-markets, solid execution and a translational currency tailwind.  In our Performance Solutions business, net sales grew as our end-markets are generally robust and our teams continue to execute well. In our Ag business, we saw a strong continuation of the season in Brazil and a healthy start of the season in North America and Southern Europe, offset partially by a cold spring in Eastern Europe. In both businesses, we saw margin pressure from product mix and inflation in our raw materials. We have seen the inflationary commodity environment in late 2017 continue into 2018, and our businesses continue to take actions to offset this pressure. We remain confident with respect to our adjusted EBITDA margin expansion goals for 2018."
Mr. Sachdev continued, “Our outlook for the remainder of the year is optimistic given healthy end-markets in our Performance Solutions segment and improving end-markets in Agricultural Solutions.  We are reaffirming our full year adjusted EBITDA guidance in the range of $870 million to $900 million in that context.”
“Progress against our separation continues with momentum.  We remain committed to this path to create two standalone businesses with terrific market positions, growth trajectories and management teams.  Strategically, we believe each of these companies will be better positioned to deliver value to their customers, and we remain confident that our shareholders should benefit from value creation from the separation.”
First quarter 2018 Income Statement Highlights (compared with first quarter 2017):

•	Net sales on a reported basis for the first quarter of 2018 were $964 million, an increase of 12%. Organic sales, which exclude the impact of currency changes and certain metal prices, increased 5%.

◦	MacDermid Performance Solutions (the Performance Solutions segment): net sales increased 10% to $492 million. Organic sales increased 4%.

◦	Arysta LifeScience (the Agricultural Solutions segment): net sales increased 14% to $472 million. Organic sales increased 6%.

•	First quarter 2018 earnings per share performance:

◦	GAAP diluted earnings per share was $0.13, as compared to a loss of $0.09.

◦	Adjusted earnings per share was $0.21, an improvement of $0.05 per share.

•	Reported net income attributable to common stockholders for the first quarter of 2018 was $37 million, as compared to a net loss of $24 million.

•	Adjusted EBITDA for the first quarter of 2018 was $207 million, an increase of 7%. On a constant currency basis, adjusted EBITDA decreased 3%.

◦	MacDermid Performance Solutions: Adjusted EBITDA was $112 million, an increase of 9%. On a constant currency basis, adjusted EBITDA increased 2%.

◦	Arysta LifeScience: Adjusted EBITDA was $95 million, an increase of 5%. On a constant currency basis, adjusted EBITDA decreased 8%.

◦	Adjusted EBITDA margin for the combined company decreased by 90 basis points to 21.5%. On a constant currency basis, adjusted EBITDA margin decreased by 160 basis points.
2018 Guidance Reaffirmed
Platform reaffirms its previously-provided adjusted EBITDA guidance for 2018 in the range of $870 million to $900 million. The mid-point of the guidance represents an increase of 8% over 2017. This guidance for 2018 is based on foreign exchange rates as of March 31, 2018.
Conference Call
Platform will host a webcast/dial-in conference call to discuss its first quarter of 2018 financial results at 8:30 a.m. (Eastern Time) on Thursday, May 3, 2018. Participants on the call will include Rakesh Sachdev, Chief Executive Officer; John P. Connolly, Chief Financial Officer; Benjamin Gliklich, Executive Vice President - Operations and Strategy; Scot R. Benson, President - Performance Solutions and Diego Lopez Casanello, President - Agricultural Solutions.
To listen to the call by telephone, please dial (855) 357-3116 (domestic) or (484) 365-2867 (international) and provide the Conference ID: 7338228. The call will be simultaneously webcast at www.platformspecialtyproducts.com. A replay of the webcast will be available for three weeks shortly after completion of the live call at www.platformspecialtyproducts.com.
About Platform
Platform is a global and diversified producer of high-technology specialty chemicals and provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including automotive, agriculture, animal health, electronics, graphic arts, and offshore oil and gas production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.
Forward-Looking Statements
This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws. These statements will often contain words such as "expect," "anticipate," "project," "will," "should," "believe," "intend," "plan," "estimate," "predict," "seek," "continue," "outlook," "may," "might," "should," "can have," "likely," "potential," "target," and variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements, beliefs, projections and expectations regarding the proposed separation of our businesses, the expected form, structure and timing of the proposed separation and its anticipated benefits, as well as Platform's adjusted EBITDA and adjusted earnings per share, expected or estimated organic and net sales, meeting financial and/or strategic goals and objectives, including Platform's full year 2018 guidance and adjusted EBITDA margin expansion goals, segment adjusted EBITDA, net interest expense, income tax provision, cash flow from operations, full year cash interest, taxes and capital expenditures, restructuring costs and other non-cash charges, free cash flow, outlook for Platform's markets and the demand for its products, and the anticipated impact of the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Reform”) on the Company’s future earnings and effective tax rate. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance, and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors, which include, among others, Platform’s ability to successfully complete the proposed separation and realize the anticipated benefits from it, the final form, structure and timing for completion of the proposed separation, adverse effects on the two companies’ business operations or financial results and the market price of Platform's shares as a result of the completion of the proposed separation and/or announcement and completion of related transactions, market volatility, legal, tax and regulatory requirements, the impact of the Tax Reform on the proposed separation and on our businesses, unanticipated delays and transaction expenses, the impact of the proposed separation on Platform's employees, customers and suppliers, the ability of the two companies to operate independently following the proposed separation, the diverting of management’s attention from Platform’s ongoing business operations, overall global economic and business conditions impacting the businesses of the two companies, as well as capital markets and liquidity, the possibility of more attractive strategic options arising in the future, and the impact of any future acquisitions or additional divestitures, restructurings, refinancings, and other unusual items, including Platform's ability to raise new debt and equity and to integrate and obtain the anticipated benefits, results and synergies from these items or other related strategic initiatives. Forward-looking statements regarding the anticipated impact of the Tax Reform on the Company's businesses consist of preliminary estimates, which are based on currently available information as well as management's current interpretations, assumptions and expectations relating to the Tax Reform, and subject to change, possibly materially, as the Company completes its analysis. Additional information concerning these and other factors that could cause actual results to vary is, or will be, included in Platform's periodic and other reports filed with the Securities and Exchange Commission. Platform undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
(in millions, except per share amounts)	2018	2017
Net sales	$964.1	$861.8
Cost of sales	559.4	483.4
Gross profit	404.7	378.4
Operating expenses:
Selling, technical, general and administrative	277.0	257.4
Research and development	23.5	21.6
Total operating expenses	300.5	279.0
Operating profit	104.2	99.4
Other expense:
Interest expense, net	(78.2)	(89.4)
Foreign exchange gain (loss)	58.0	(12.6)
Other income (expense), net	19.0	(2.3)
Total other expense	(1.2)	(104.3)
Income (loss) before income taxes and non-controlling interests	103.0	(4.9)
Income tax expense	(65.0)	(18.7)
Net income (loss)	38.0	(23.6)
Net income attributable to the non-controlling interests	(0.7)	(0.8)
Net income (loss) attributable to common stockholders	$37.3	$(24.4)
Earnings (loss) per share
Basic	$0.13	$(0.09)
Diluted	$0.13	$(0.09)
Weighted average common shares outstanding
Basic	287.9	284.5
Diluted	293.8	284.5

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PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(in millions)	2018	2017
Assets
Cash and cash equivalents	$412.6	$477.8
Accounts receivable, net	1,289.4	1,156.0
Inventories	611.6	490.4
Prepaid expenses	48.4	42.8
Other current assets	190.1	173.6
Total current assets	2,552.1	2,340.6
Property, plant and equipment, net	451.0	452.3
Goodwill	4,276.4	4,201.2
Intangible assets, net	3,126.6	3,137.3
Other assets	141.1	121.0
Total assets	$10,547.2	$10,252.4
Liabilities & stockholders' equity
Accounts payable	$498.1	$461.8
Current installments of long-term debt and revolving credit facilities	116.3	38.9
Accrued expenses and other current liabilities	620.9	591.1
Total current liabilities	1,235.3	1,091.8
Debt and capital lease obligations	5,495.2	5,440.6
Pension and post-retirement benefits	70.1	69.0
Deferred income taxes	569.3	579.6
Contingent consideration	79.7	79.2
Other liabilities	130.6	132.2
Total liabilities	7,580.2	7,392.4
Stockholders' equity
Preferred stock - Series A	—	—
Common stock: 400.0 shares authorized (2018: 288.1 shares issued; 2017: 287.4 shares issued)	2.9	2.9
Additional paid-in capital	4,043.6	4,032.0
Treasury stock (2018 and 2017: 0.0 shares)	(0.1)	(0.1)
Accumulated deficit	(833.7)	(871.0)
Accumulated other comprehensive loss	(356.9)	(420.7)
Total stockholders' equity	2,855.8	2,743.1
Non-controlling interests	111.2	116.9
Total equity	2,967.0	2,860.0
Total liabilities and stockholders' equity	$10,547.2	$10,252.4

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PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(in millions)	2018	2017
Cash flows from operating activities:
Net income (loss)	$38.0	$(23.6)
Reconciliation of net income (loss) to net cash flows used in operating activities:
Depreciation and amortization	91.7	85.9
Deferred income taxes	(22.3)	(14.2)
Foreign exchange (gain) loss	(67.5)	13.7
Other, net	(3.2)	12.8
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(133.9)	(120.1)
Inventories	(105.2)	(83.9)
Accounts payable	33.1	32.9
Accrued expenses	22.8	(15.9)
Other assets and liabilities	(14.6)	(7.0)
Net cash flows used in operating activities	(161.1)	(119.4)
Cash flows from investing activities:
Capital expenditures	(10.0)	(14.9)
Investment in registrations of products	(13.2)	(12.9)
Proceeds from beneficial interests on sold accounts receivable	10.0	0.1
Proceeds from the sale of equity investment	25.0	—
Other, net	(5.0)	2.4
Net cash flows provided by (used in) investing activities	6.8	(25.3)
Cash flows from financing activities:
Change in lines of credit, net	74.5	89.0
Repayments of borrowings	(0.2)	(9.0)
Other, net	(0.1)	(1.1)
Net cash flows provided by financing activities	74.2	78.9
Effect of exchange rate changes on cash, cash equivalents and restricted cash	14.1	9.6
Net decrease in cash, cash equivalents and restricted cash	(66.0)	(56.2)
Cash, cash equivalents and restricted cash at beginning of period	483.9	423.5
Cash, cash equivalents and restricted cash at end of period	$417.9	$367.3

Non-cash Investing Activities
Beneficial interests obtained in exchange for sold accounts receivable	$14.4	$0.6

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PLATFORM SPECIALTY PRODUCTS CORPORATION
ADDITIONAL FINANCIAL INFORMATION
(Unaudited)

I. UNAUDITED SEGMENT RESULTS
	Three Months Ended March 31,
($ amounts in millions)	2018	2017	Reported	Constant Currency	Organic
Net Sales
Performance Solutions	$492.4	$447.1	10%	3%	4%
Agricultural Solutions	471.7	414.7	14%	6%	6%
Total	$964.1	$861.8	12%	5%	5%

Adjusted EBITDA
Performance Solutions	$111.8	$102.3	9%	2%
Agricultural Solutions	95.4	90.8	5%	(8)%
Total	$207.2	$193.1	7%	(3)%

Adjusted EBITDA excluding corporate costs
Performance Solutions	$119.6	$110.1	9%	2%
Agricultural Solutions	$103.1	$98.7	4%	(7)%

	Three Months Ended March 31,
				Constant Currency
($ amounts in millions)	2018	2017	Reported	2018	Change
Adjusted EBITDA Margin
Performance Solutions	22.7%	22.9%	(20) bps	22.6%	(30) bps
Agricultural Solutions	20.2%	21.9%	(170) bps	19.0%	(290) bps
Total	21.5%	22.4%	(90) bps	20.8%	(160) bps

Adjusted EBITDA Margin excluding corporate costs
Performance Solutions	24.3%	24.6%	(30) bps	24.2%	(40) bps
Agricultural Solutions	21.9%	23.8%	(190) bps	20.8%	(300) bps

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II. UNAUDITED CAPITAL STRUCTURE
(in millions)		Maturity	Coupon	March 31, 2018
Instrument
Corporate Revolver		6/7/2020		$52.0
Term Loan B6 - USD	(1) (2)	6/7/2023	L + 300	1,135.3
Term Loan B7 - USD	(1)	6/7/2020	L + 250	630.3
Term Loan C5 - EUR	(1) (2)	6/7/2023	E + 275	738.6
Term Loan C6 - EUR	(1)	6/7/2020	E + 250	719.4
Other Secured Debt				19.1
Total First Lien Debt				3,294.7
Senior Notes due 2025		12/1/2025	5.875%	800.0
Senior Notes due 2022		2/1/2022	6.5%	1,100.0
Senior Notes due 2023 (Euro)		2/1/2023	6.0%	431.3
Other Unsecured Debt				50.6
Total Unsecured Debt				2,381.9
Total Debt				5,676.6
Cash Balance at 3/31/2018				412.6
Net Debt				$5,264.0
Adjusted Shares Outstanding	(3)			302.0
Market Capitalization	(4)			$2,908.3
Total Capitalization				$8,172.3

(1)
Platform swapped certain of its floating term loans to fixed rate including $1.13 billion of its USD tranches and €278 million of its Euro tranches. At March 31, 2018, approximately 33% of debt was floating and 67% was fixed.

(2)
These term loans mature on June 7, 2023, provided that the Company prepays, redeems or otherwise retires and/or refinances in full its 6.50% USD Senior Notes due 2022, as permitted under its Amended and Restated Credit Agreement, on or prior to November 2, 2021, otherwise the maturity reverts to November 2, 2021.

(3)	See "Non-GAAP Adjusted Common Shares at March 31, 2018 and 2017 (Unaudited)" following the Adjusted Earnings Per Share table.
(4)	Based on Platform's closing price of $9.63 at March 29, 2018, the last trading day of Q1 2018.

III. SELECTED FINANCIAL DATA
	Three Months Ended March 31,
(in millions)	2018	2017
Interest expense	$79.0	$89.9
Interest paid	86.4	93.4
Income tax expense	65.0	18.7
Income taxes paid	47.6	42.6
Capital expenditures	10.0	14.9
Investment in registrations of products	13.2	12.9
Proceeds from disposal of property, plant and equipment	—	4.0

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IV. NON-GAAP MEASURES
For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flows of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.
To supplement the financial measures prepared in accordance with GAAP, Platform has provided in this release the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA guidance, adjusted earnings (loss) per share, and organic sales growth. Platform also evaluates and presents its results of operations on a constant currency basis. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis in terms of absolute performance, trends and expected future performance with respect to the Company’s business, and believes that these non-GAAP measures provide investors with an additional perspective on trends and underlying operating results on a period-to-period comparable basis.  Platform also believes that investors find this information helpful in understanding the ongoing performance of its operations separate from items that may have a disproportionate positive or negative impact on Platform's financial results in any particular period.  These non-GAAP financial measures, however, have limitations as analytical tools, and should not be considered in isolation from, a substitute for, or superior to, the related financial information that Platform reports in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements, and may not be completely comparable to similarly titled measures of other companies due to potential differences in the method of calculation between companies. In addition, these measures are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate Platform’s businesses.
The Company only provides adjusted EBITDA guidance and organic sales growth expectations on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for restructurings, refinancings, divestitures, integration and acquisition-related expenses, share-based compensation amounts, non-recurring, unusual or unanticipated charges, expenses or gains, adjustments to inventory and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.
Constant Currency:
The Company discloses operating results from net sales through operating profit on a constant currency basis by adjusting to exclude the impact of changes due to the translation of foreign currencies of its international locations into U.S. dollar. Management believes this non-GAAP financial information facilitates period-to-period comparison in the analysis of trends in business performance, thereby providing valuable supplemental information regarding its results of operations, consistent with how the Company internally evaluates its financial results.
The impact of foreign currency translation is calculated by converting the Company's current-period local currency financial results into U.S. dollar using the prior period's exchange rates and comparing these adjusted amounts to its prior period reported results. The difference between actual growth rates and constant currency growth rates represents the impact of foreign currency translation.
Organic Sales Growth:
Organic sales growth is defined as net sales excluding the impact of foreign currency translation, changes due to the price of certain metals, and acquisitions and/or divestitures, as applicable. Management believes this non-GAAP financial measure provides investors with a more complete understanding of the underlying net sales trends by providing comparable sales over differing periods on a consistent basis.

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The following tables reconcile GAAP net sales growth to organic sales growth for the three months ended March 31, 2018:

	Three Months Ended March 31, 2018
	Reported Net Sales Growth	Impact of Currency	Constant Currency	Metals	Acquisitions	Organic Sales Growth
Performance Solutions	10%	(7)%	3%	1%	—%	4%
Agricultural Solutions	14%	(7)%	6%	—%	—%	6%
Total	12%	(7)%	5%	—%	—%	5%
For the three months ended March 31, 2018, metals pricing had a negative impact of $2.6 million on Performance Solutions' and our consolidated results.
Adjusted Earnings Per Share:
Adjusted earnings per share is defined as net loss attributable to common stockholders adjusted to reflect adjustments consistent with our definition of adjusted EBITDA. Additionally, the Company eliminates the amortization associated with (i) intangibles assets recognized in purchase accounting for acquisitions and (ii) costs capitalized in connection with obtaining regulatory approval of its products (“registration rights”) as part of ongoing operations, and deducts capital expenditures associated with obtaining these registration rights. Further, the Company adjusts its effective tax rate to 34% for the first quarter of 2018 and 35% for the first quarter of 2017, as described in footnote (11) under the reconciliation table below. The resulting adjusted net income attributable to common stockholders is then divided by Platform's outstanding number of shares of common stock plus the number of shares that would be issued if all Platform's convertible stock was converted to common stock, stock options were vested and exercised, and awarded equity grants were vested at each period presented. Adjusted earnings per share is a key metric used by management to measure operating performance and trends as it believes the exclusion of certain expenses in calculating adjusted earnings per share facilitates operating performance comparisons on a period-to-period basis.
The following table reconciles GAAP "Net income (loss) attributable to common stockholders" to "Adjusted net income attributable to common stockholders" and presents the adjusted number of common shares used in calculating adjusted earnings per share for each period presented below:

		Three Months Ended March 31,
(in millions, except per share amounts)		2018	2017
Net income (loss) attributable to common stockholders		$37.3	$(24.4)
Reversal of amortization expense	(1)	71.9	68.6
Adjustment for investment in registration of products	(1)	(13.2)	(12.9)
Restructuring expense	(2)	3.0	2.3
Acquisition and integration costs	(3)	1.0	3.6
Non-cash change in fair value of contingent consideration	(4)	0.5	1.1
Foreign exchange (gain) loss on foreign denominated external and internal long-term debt	(5)	(55.8)	11.8
Nonrecourse factoring costs	(6)	1.1	0.7
Debt refinancing costs	(7)	—	1.1
Costs related to Proposed Separation	(8)	3.1	0.2
Gain on sale of equity investment	(9)	(11.3)	—
Other, net	(10)	(7.3)	1.9
Tax effect of pre-tax non-GAAP adjustments	(11)	2.4	(27.4)
Adjustment to estimated effective tax rate	(11)	30.0	20.4
Adjustment to reverse income attributable to certain non-controlling interests	(12)	1.2	1.9
Adjusted net income attributable to common stockholders		$63.9	$48.9

Adjusted earnings per share	(13)	$0.21	$0.16

Adjusted common shares outstanding	(13)	302.0	300.3

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(1)
The Company eliminates amortization associated with (i) intangible assets recognized in purchase accounting for acquisitions and (ii) costs capitalized in connection with obtaining regulatory approval of its products ("registration rights") as part of ongoing operations, and deducts capital expenditures associated with obtaining these registration rights. The Company believes this adjustment provides insight with respect to the cash flows necessary to maintain and enhance the Company's product portfolio.

(2)
Adjusted for cost of restructuring the Company's operations, including those related to its acquired businesses in both the Agricultural Solutions and Performance Solutions segments. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(3)
The Company adjusts for costs associated with acquisition and integration activity, including costs of obtaining related financing such as investment banking, legal and accounting fees, and transfer taxes. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(4)
The Company adjusts for the change in fair value of the contingent consideration related to the acquisition of MacDermid, Incorporated (the "MacDermid Acquisition"). The Company adjusts this cost because it is not considered to be reflective of ongoing operations.

(5)
The Company adjusts for foreign exchanges gains and losses on long-term intercompany and third-party debt because the period-to-period movement of these currencies are expected to offset on a long-term basis and, due to their long-term nature, are not fully realized. The Company does not exclude foreign exchange gains and losses on short-term intercompany and third-party payables and receivables.

(6)
The Company adjusts for costs associated with its non-recourse receivables factoring programs because they are considered to be part of the Company's capital structure, comparable to interest expense. These charges are included in STG&A.

(7)	The Company adjusts for costs related to its term debt refinancing in 2017 because they are not considered to be reflective of ongoing operations.

(8)
The Company adjusts for costs related to the proposed separation of its businesses (the "Proposed Separation"), which is expected to be completed in 2018. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(9)	The Company adjusts for gain on the sale of equity investment in 2018 because it is not considered to be reflective of ongoing operations.

(10)
2018 adjustments include a $4.8 million favorable adjustment to the Company's ARO reserve for a facility which is in the process of closing in connection with a previously terminated supply agreement related to the acquisition of the Chemtura AgroSolutions business of Chemtura Corporation and a $3.7 million insurance gain. 2017 adjustments include non-recurring senior executive severance payments. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(11)
The Company adjusts its effective tax rate to 34% for the three months ended March 31, 2018. This adjustment does not reflect the Company’s current or near-term tax structure, including limitations on its ability to utilize net operating losses and foreign tax credits in certain jurisdictions. These factors significantly increase the Company's effective tax rate from 34%. As a result of current tax structure, the Company’s effective tax rate in accordance with GAAP was 63.1% for the three months ended March 31, 2018. The Company also applies an effective tax rate of 34% to pre-tax non-GAAP adjustments. For the three months ended March 31, 2017, before the enactment of the Tax Reform in December 2017, the Company adjusted its effective tax rate to 35%. The Company adjusts the effective tax rates because it believes it provides a meaningful comparison of its performance between periods.

(12)
The Company adjusts for the loss or income attributable to non-controlling interest created at the time of the MacDermid Acquisition because holders of such equity interest are expected to convert their holdings into shares of Platform's common stock. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(13)
The Company defines "Adjusted common shares" as the outstanding shares of Platform's common stock at March 31, 2018 and 2017 plus the number of shares that would be issued if all convertible stock were converted into Platform's common stock, stock options were vested and exercised, and awarded equity grants were vested at March 31, 2018 and 2017. The Company adjusts the outstanding shares of Platform's common stock for this calculation to provide an understanding of the Company’s results of operations on a per share basis.

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NON-GAAP ADJUSTED COMMON SHARES AT MARCH 31, 2018 AND 2017 (Unaudited)
The following table shows Platform's adjusted common shares outstanding at each period presented which consists of Platform's outstanding number of shares of common stock plus the number of shares that would be issued if all Platform's convertible stock was converted to common stock, stock options were vested and exercised, and awarded equity grants were vested at each period presented:

	2018	2017
(in millions)	Q1	Q1
Basic outstanding common shares	288.1	285.7
Number of shares issuable upon conversion of PDH Common Stock	4.2	6.4
Number of shares issuable upon conversion of Series A Preferred Stock	2.0	2.0
Number of shares issuable upon vesting and exercise of Stock Options	0.7	0.7
Number of shares issuable upon vesting of granted Equity Awards	7.0	5.5
Adjusted common shares outstanding	302.0	300.3
EBITDA and Adjusted EBITDA:
EBITDA represents earnings before interest, provision for income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, excluding the impact of additional items, which the Company believes are not representative or indicative of its ongoing business or are considered to be part of its capital structure, as described in the footnotes located under the Adjusted Earnings Per Share reconciliation table above. Adjusted EBITDA for each segment also includes an allocation of corporate costs, such as compensation expense and professional fees, as indicated in this press release under "I. Unaudited Segment Results." Management believes adjusted EBITDA and adjusted EBITDA margin provide investors with a more complete understanding of the long-term profitability trends of Platform’s business, and facilitate comparisons of its profitability to prior and future periods. However, these measures, which do not consider certain cash requirements, should not be construed as an alternative to net income or cash flow from operations as a measure of profitability or liquidity.
The following table reconciles GAAP "Net income (loss) attributable to common stockholders" to Adjusted EBITDA:

		Three Months Ended March 31,
(in millions)		2018	2017
Net income (loss) attributable to common stockholders		$37.3	$(24.4)
Add (subtract):
Net income attributable to the non-controlling interests		0.7	0.8
Income tax expense		65.0	18.7
Interest expense, net		78.2	89.4
Depreciation expense		19.8	17.3
Amortization expense		71.9	68.6
EBITDA		272.9	170.4
Adjustments to reconcile to Adjusted EBITDA:
Restructuring expense	(2)	3.0	2.3
Acquisition and integration costs	(3)	1.0	3.6
Non-cash change in fair value of contingent consideration	(4)	0.5	1.1
Foreign exchange (gain) loss on foreign denominated external and internal long-term debt	(5)	(55.8)	11.8
Nonrecourse factoring costs	(6)	1.1	0.7
Debt refinancing costs	(7)	—	1.1
Costs related to Proposed Separation	(8)	3.1	0.2
Gain on sale of equity investment	(9)	(11.3)	—
Other, net	(10)	(7.3)	1.9
Adjusted EBITDA		$207.2	$193.1
NOTE: For the footnote descriptions, please refer to the footnotes located under the Adjusted Earnings Per Share reconciliation table above.

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CONTACT:
Investor Relations Contact:
Carey Dorman
Senior Director - Corporate Development
Platform Specialty Products Corporation
1-561-406-8465

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